Exhibit 99.1

NovaBay Pharmaceuticals Secures $3 Million Bridge Loan

Backers Include NovaBay Board Members, China Pioneer Pharma and China Kington Asset Management Co. Ltd.

EMERYVILLE, Calif. (January 7, 2016) – NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing its Avenova® Lid and Lash Cleanser for the domestic eye care market, announces that it has secured a $3 million bridge loan. NovaBay has already received approximately $1.66 million, with the remaining approximate $1.37 million to be funded later this month. The loan has a three-year term with no pre-payment penalty.

The loan, managed by China Kington Asset Management Co. Ltd., is funded by five investors including NovaBay’s Chairman and interim CEO Mark Sieczkarek, NovaBay Board members Gail Maderis and Dr. Alex McPherson, as well as China Pioneer Pharma, NovaBay’s largest shareholder. In May 2015, China Kington Investment Co. Ltd., an affiliated entity, acted as the sole placement agent for a $6.863 million “at market” private placement of NovaBay common stock and warrants to purchase common stock.

“This loan provides NovaBay and our shareholders with non-dilutive funds as we focus on growing Avenova sales and achieving our target of positive cash flow from operations by the end of 2016,” said Mr. Sieczkarek.

“My decision to participate in the loan reflects my optimism with NovaBay’s new business model, and I’m delighted that China Kington and China Pioneer Pharma are demonstrating their ongoing confidence in NovaBay,” stated Ms. Maderis.

“With new record high sales every quarter since launched last year, we are encouraged by the early market traction for Avenova, and we are enthusiastic about the future prospects for NovaBay,” said Eric Wu, Partner and Senior Vice President of China Kington Asset Management Co. Ltd. “We are affirming our intention to be a long-term financial partner to the company.”

In connection with the loan, NovaBay will increase its Board of Directors to eight with the addition of two members to be named by China Kington Asset Management. It is anticipated that the two new directors will join NovaBay’s Board in January 2016, after the appropriate protocols have been completed by the Board’s Nominating & Corporate Governance Committee.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on the commercialization of prescription Avenova® Lid and Lash Cleanser for the eye care market. Avenova is formulated with Neutrox™, which is cleared by the U.S. Food and Drug Administration (FDA) as a 510(k) medical device. Neutrox is NovaBay’s pure hypochlorous acid. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and it also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct medical salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmeriSource Bergen.

Forward-Looking Statements

This release contains forward-looking statements, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the anticipated market acceptance of our products, future sales of our products, the ability to raise capital, and the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and selling the company's products, unexpected adverse side effects or inadequate therapeutic efficacy of our product, the uncertainty of patent protection for the company's intellectual property, and the company's ability to obtain additional financing as necessary. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information, please contact:

Email us

Call us: 1-800-890-0329

www.Avenova.com

From the Company	Investor Contact
Thomas J. Paulson	LHA
Chief Financial Officer	Jody Cain
510-899-8809	310-691-7100
Contact Tom	Jcain@lhai.com